LICENSE TERMINATION AGREEMENT
                         -----------------------------


     THIS LICENSE TERMINATION AGREEMENT ("Agreement") is entered into as of the 1st day of February, 2005 (the "Effective Date"), by and between Integrated Data Corp. ("IDC"), and DataWave Systems, Inc. ("DataWave"), both Delaware corporations.


                                   Recitals

A. On March 17, 2000, DataWave granted to DataWave International Limited, a British limited company ("DataWave International"), an exclusive license to make, sell, and use the DataWave trade name, technology, know-how, trade secrets and patents then existing and to be developed in future, to enable DataWave International to operate in a territory consisting of world-wide with the exception of North America, the Caribbean, and South America (the "DataWave License," the "DataWave Technology," and the "Territory," respectively).

B. The initial term of the DataWave License was ten years from and after March 17, 2000, with a single ten-year renewal, exercisable upon initial expiration. The DataWave License contains no restriction that would prohibit its assignment.

C. Through a series of wind-ups and corporate consolidations in the period 2000 to 2002, the DataWave License passed into the hands of IDC for valid consideration in December 2002.

D. IDC had intended to exercise its rights under the DataWave License and exploit the DataWave Technology throughout the Territory, but in recent months has determined instead not to pursue these plans.

E. Both DataWave and IDC (as a shareholder of DataWave), believe that it is in their mutual best interests that the DataWave Technology be introduced and exploited throughout the Territory, but that in view of changed circumstances, the DataWave License should now be terminated and revoked so that DataWave can expand its own operations into the Territory.

F. In an independent valuation conducted by Evans & Evans, Inc. for IDC on March 24, 2004, the DataWave License was valued between US$1,990,000 and US$2,030,000.

G. For the reasons stated above the parties for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, do agree to proceed as set forth in the Agreement Provisions below.


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                             Agreement Provisions

1. License Termination and Revocation. Effective immediately with the signing and delivery of this Agreement the parties are mutually agreed that the DataWave License be and the same shall be terminated and revoked, and all of the rights, title and interest in and to the DataWave Technology granted to IDC pursuant to the terms and conditions of the DataWave License shall cease and revert to and become the sole and exclusive property of DataWave.

2. Consideration. As consideration to IDC for the termination and revocation of the DataWave License, DataWave agrees to pay total consideration of US$865,000 to IDC as follows:

     2.1 US$265,000 in cash in immediately available funds as of the date of this Agreement; and

     2.2 Issuance to IDC as holder a note of DataWave in the principal amount of US$600,000, having a term of two years, bearing no interest, and convertible into shares of DataWave common stock as provided in paragraph 3. below (the "Note").

3.  Note Convertibility Provisions.

     3.1 At any time within two (2) years from and after the date of this Agreement, IDC at its sole discretion, shall have the right to convert the Note by making demand upon DataWave for the issuance of 7,500,000 shares of the common stock of DataWave at a price of US$0.08 per share (the "Conversion Shares").

     3.2 If IDC shall fail to exercise its right to convert as provided in paragraph 3.1 above, upon expiration of the term of the Note then DataWave shall have the option to pay down the principal balance of the Note for US$600,000 in cash, or to issue and tender the Conversion Shares to IDC.

4. Provisions Relating to Issuance of the Conversion Shares. The parties understand and agree that the Conversion Shares, if issued, will not be registered under the provisions of the 1933 Securities Act or the securities laws of any US state or Canadian province, and will be subject to the restrictions imposed under Rule 144 of the Rules and Regulations of the 1933 Securities Act.

5. Status of IDC as a Controlling Person of DataWave. IDC represents, warrants and acknowledges that it understands the restrictions imposed upon it as a controlling person of DataWave, and that should it acquire the Conversion Shares it will take them with a view towards further investment in DataWave and not with a view towards distribution, and that so long as IDC continues to be a controlling person of DataWave it shall remain subject to and be bound by the transfer restrictions imposed upon it by Rule 144.


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6.  Reservation and Status of the Conversion Shares.   DataWave represents
and warrants to IDC that until such time, if any, that it shall issue the Conversion Shares to IDC in full payment of the principal of the Note, it shall continue to reserve 7,500,000 shares of its authorized but unissued common stock for the express purpose of Note redemption, and that the Conversion Shares, if and when issued to IDC, shall be validly authorized, fully paid and non-assessable.

7. Current Status of License. IDC represents to DataWave that as of the date of this Agreement IDC (including any of its predecessors in interest as holder of the rights to the DataWave Technology granted under the DataWave License), has not taken any action to make use of the DataWave Technology nor has it entered into any sub-licensing agreement with any sub-licensee except for an assignment of the DataWave License for a portion of the Territory consisting of the Kingdom of Great Britain and Northern Ireland and the Republic of Ireland (the "Assigned Rights") to IDC Integrated Data Technologies Ltd., a wholly-owned subsidiary of IDC ("Integrated Ltd."). IDC further represents to DataWave that as of the date of this Agreement Integrated Ltd. Has not taken any action to make use of the DataWave Technology under the Assigned Rights, nor has it entered into and sub-licensing agreement with any sub-licensee with respect to the Assigned Rights except for an existing license granted to DataWave, and the Assigned Rights and the license to DataWave will expire upon the signing and delivery of this Agreement, as IDC's rights, title and interests under the DataWave License revert to DataWave.

8. Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or 48 hours after deposit in the United States mail, postage fully prepaid, return receipt requested, addressed to IDC at:


                        Integrated Data Corp.
                        625 W. Ridge Pike, Suite C-106
                        Conshohocken, PA  19428-1192


Addressed to DataWave at:

                        DataWave Systems, Inc.
                        Wayne Plaza 1
                        145 Route 46 West
                        Wayne, NJ  07470

or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

9. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, the domicile of both IDC and DataWave. Any action at law or suit for equitable performance initiated hereunder shall be commenced in the Delaware Chancery Court.


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10.  Arbitration.  If at any time during the term of this Agreement any dispute, difference or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

11. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court and/or appellate court.

12. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that the Agreement or any section thereof was drafted by that party.

13. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

14. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings, terms sheets, letters and agreements among them respecting the subject matter of this Agreement.

15. Modifications Must Be in Writing. This Agreement may not be changed orally. All modifications of this Agreement must be in writing and must have been signed by each party.

16. Agreement Binding. This Agreement shall be binding upon the successors and assigns of the parties hereto.

17. Further Action. The parties shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

18. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on both the parties even though both parties may not be signatories to the original or the same counterpart.

19. Facsimile Signatures. Facsimile or electronic mail attachment transmission of any signed original document, and the retransmission of any signed facsimile transmission, shall be the same as delivery of the original signed document. At the request of any party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

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     IN WITNESS WHEREOF, this Agreement has been executed on March 3, 2005 on behalf of IDC and DataWave by their duly authorized officers pursuant to authority vested in them by their respective boards of directors, to be effective as of the Effective Date.



Integrated Data Corp.                     DataWave Systems Inc.



By:  /s/David C. Bryan                    By:  /s/Joshua Emanuel
     -----------------                         -----------------
     David C. Bryan                       Joshua Emanuel,
     President & CEO                      President & CEO



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